UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

NATIONAL RETAIL PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-11290	56-1431377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

450 South Orange Avenue Suite 900 Orlando, Florida	32801
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (407) 265-7348

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 20, 2010, National Retail Properties, Inc. (the “Company”) held its 2010 annual meeting of stockholders (the “Annual Meeting”). The matters submitted to the Company’s stockholders for a vote included (a) the election of eight directors and (b) the ratification of the selection of the Company’s independent registered public accounting firm for 2010. The results of such votes are set forth herein.

Proposal 1: Election of Directors

The eight nominees for the Board of Directors were elected to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified. The tabulation of votes was as follows:

Nominee	For	Withheld	Broker Non-Votes

Don DeFosset	64,717,146	772,900	11,604,845

Dennis E. Gershenson	64,716,696	773,350	11,604,845

Kevin B. Habicht	61,200,951	4,289,095	11,604,845

Richard B. Jennings	64,393,178	1,096,868	11,604,845

Ted B. Lanier	64,324,602	1,165,444	11,604,845

Robert C. Legler	64,708,740	781,306	11,604,845

Craig Macnab	63,148,754	2,341,292	11,604,845

Robert Martinez	64,631,871	858,175	11,604,845

There were no abstentions with respect to Proposal 1.

Proposal 2: Ratification of the Appointment of Ernst & Young LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010, was ratified as set forth below:

For	Against	Abstain
76,260,559	144,034	690,298

There were no broker non-votes with respect to Proposal 2.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL RETAIL PROPERTIES, INC.

By:	/s/ Kevin B. Habicht
Name:	Kevin B. Habicht
Title:	Executive Vice President,
Chief Financial Officer,
Assistant Secretary, and Treasurer

Dated: May 24, 2010